UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2005

                 Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)
Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Taylor Capital Group, Inc. Deferred Compensation Plan

On January 26, 2005, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Taylor Capital Group, Inc. (the "Company") established the performance criteria applicable to the Supplemental Executive Retirement Plan account within the Company's Deferred Compensation Plan for cash contributions (the "Contributions") that certain salaried Company employees, including Jeffrey Taylor, Chairman and Chief Executive Officer, and Bruce Taylor, President and Chief Executive Officer of Cole Taylor Bank, an Illinois banking corporation (the "Bank") and a wholly-owned subsidiary of the Company, (the "Chief Executive Officers") are eligible to receive in accordance with the same. The Chief Executive Officers are eligible to receive a Contribution based upon the achievement of 2005 net income results of the Bank. The targeted 2005 Contribution for Jeffrey Taylor is $48,910, with a minimum Contribution of $0 and a maximum Contribution of $97,820. The targeted 2005 Contribution for Bruce Taylor is $17,200, with a minimum Contribution of $0 and a maximum Contribution of $34,400. The Chief Executive Officers' Contributions will be made in 2006.

Taylor Capital Group, Inc. 2002 Incentive Bonus Plan

On March 7, 2005, the Committee established the performance criterion applicable to the Company's 2002 Incentive Bonus Plan (the "Bonus Plan") for cash bonuses that certain salaried Company employees, including the Chief Executive Officers and the Company's Chief Financial Officer (the "CFO"), are eligible to earn for 2005, to be paid out in 2006 (the "Short-Term Bonuses"). The performance criterion selected for Short-Term Bonuses is the net income of the Bank, excluding certain extraordinary items. The Short-Term Bonus payments will be based on a percentage of the Chief Executive Officers' and CFO's base annual salary, targeted at 50% for each of the Chief Executive Officers and 40% for the CFO, and can range from 0% to 100% of base salary for each of the Chief Executive Officers and 0% to 80% of base salary for the CFO.

The Committee also established the performance criteria applicable to the Bonus Plan for cash bonuses that the Chief Executive Officers are each eligible to earn for the years 2005 through 2007, to be paid out in 2008 (the "Long-Term Bonuses"). The performance criteria established for the Long-Term Bonuses are the Company's diluted earnings per share and return on average equity. Previously, the Chief Executive Officers were each eligible to earn a targeted cash award of $80,000 per year in Long-Term Bonuses along with 20,000 stock options. On December 15, 2004, the Committee elected to increase the targeted cash award for each of the Chief Executive Officers to $200,000. On March 7, 2005, the Committee determined to eliminate the equity compensation component from the Long-Term Bonuses because of concerns about the aggregate overhang of the Company's outstanding equity awards. The Chief Executive Officers are therefore each eligible to receive a targeted amount of $400,000 in Long-Term Bonuses with a minimum of $0 and a maximum of $1,000,000 with respect to 2005.

Taylor Capital Group, Inc. 2002 Incentive Compensation Plan

On March 7, 2005, the Committee approved the grant of stock options under the Company's 2002 Incentive Compensation Plan to certain members of the Board at an exercise price of $31.36 per share. All of the stock options granted by the Committee vest 20% per year over 5 years and expire on March 7, 2015. Specifically, the Committee granted 2,250 stock options to Ronald Emanuel and Edward McGowan, and 1,500 stock options to each of Ronald L. Bliwas, Adelyn Dougherty Leander, Louise O'Sullivan, Melvin E. Pearl, Shepherd G. Pryor, IV, Cindy Taylor Robinson, Richard Tinberg, and Mark Yeager.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2005

TAYLOR CAPITAL GROUP, INC.

By:	/s/ DANIEL C. STEVENS
Daniel C. Stevens
Chief Financial Officer